UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2012

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) is presenting a summary of current interim results from its ongoing phase 1 dose-escalation trial of the Company’s PSMA ADC antibody-drug conjugate for the treatment of prostate cancer at the Plenary Session of the 2012 General Meeting of the American Society of Clinical Oncology (ASCO) currently being held in Chicago.  The presentation includes data from 47 patients with taxane-refractory metastatic prostate cancer who have received doses ranging from 0.4 mg/kg to 2.8 mg/kg.

PSMA ADC is designed to selectively deliver chemotherapy to cells that express prostate-specific membrane antigen, a validated biomarker of prostate cancer. The presentation materials exhibited at the meeting will be available for the next 30 days on the Events page of Progenics’ website, www.progenics.com.

The Progenics Events page also includes data presented at the recent Digestive Disease Week 2012 meeting in San Diego by an investigator in a Phase 3 trial sponsored by Progenics and its methylnaltrexone collaboration partner, Salix Pharmaceuticals, to evaluate the efficacy and safety of oral methylnaltrexone for the treatment of opioid-induced constipation in subjects with chronic, non-cancer pain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PROGENICS PHARMACEUTICALS, INC.
                               By:  /s/ ROBERT A. MCKINNEY
Robert A. McKinney,
Chief Financial Officer and
                                  Senior Vice President, Finance & Operations

Date: June 4, 2012